EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-87008, 333-21895 and 333-100511) of Schnitzer Steel Industries, Inc. of our report dated March 31, 2006 relating to the financial statements of Hugo Neu Schnitzer Global Trade - Baltic Operations, which appears in the Current Report on Form 8-K/A of Schnitzer Steel Industries, Inc., dated July 7, 2006.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, NY

July 7, 2006